UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 10, 2014

CALGON CARBON CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-10776	25-0530110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2014, Calgon Carbon Corporation (the “Company”) announced that the Company’s Board of Directors has named Timothy G. Rupert independent Lead Director of the Company’s Board of Directors effective May 1, 2014.  Mr. Rupert will receive $25,000 as additional director compensation for serving as Lead Director.

Mr. Rupert, age 67, has been a Director of the Company since November of 2005 and Chairman of the Company’s Compensation Committee since February of 2008.  In July of 2007, he retired as President and Chief Executive Officer of RTI International Metals, Inc.

A copy of the Company’s Press Release with respect to the appointment of Mr. Rupert as independent Lead Director is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description

99.1	Press Release dated March 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: March 10, 2014	/s/ Richard D. Rose
(Signature)
Richard D. Rose
Senior Vice President, General Counsel and Secretary